Exhibit 4-2(a)

                 [Form of Series T Preferred Stock Certificate]

                     TRANSFER RESTRICTED - SEE REVERSE SIDE
                                                                   NUMBER SHARES
T-___                                                                  **_____**

            FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES T

                            GrandSouth Bancorporation

                   ORGANIZED UNDER THE LAWS OF SOUTH CAROLINA

         This certifies that ____________________________________________ is the owner of ***______________*** shares of the Fixed Rate Cumulative Perpetual Preferred Stock, Series T, no Par Value, of GrandSouth Bancorporation, fully paid and nonassessable transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly indorsed.

         A full statement of the designations, preferences, limitations, and relative rights of the shares of each class of stock authorized to be issued by the Corporation, and the variations in the relative rights and preferences between the shares of each series of preferred stock which the Corporation is authorized to issue, so far as the same have been fixed and determined, and the authority, if any, of the Corporation's board of directors to fix and determine the relative rights and preferences of other series of preferred stock is set forth in the Articles of Incorporation of the Corporation, as amended. Copies of such Articles of Incorporation may be obtained by any shareholder upon request, without charge, from the office of the Corporation.

         In witness whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its facsimile seal to be hereunto affixed.

Dated:   __________________

                                    [SEAL]
------------------------------                    ------------------------------
         Secretary                                        President

                            [Reverse of Certificate]

                            GRANDSOUTH BANCORPORATION
            Fixed Rate Cumulative Perpetual Preferred Stock, Series T


THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

THIS INSTRUMENT IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF A SECURITIES PURCHASE AGREEMENT BETWEEN THE ISSUER OF THESE SECURITIES AND THE INVESTOR REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE ISSUER. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

NOTICE. THE SIGNATURE ON THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR. IF SIGNED BY AN OFFICER OR AGENT, THE AUTHORITY OF THE SIGNER MUST BE SHOWN.

         FOR VALUE RECEIVED, ___________ hereby sell, assign and transfer  unto

         -----------------------------------------------------------------------
         (Please print or typewrite name and address of Assignee)

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         ----------------------------------------
         (Social security or other taxpayer identifying number of assignee)

the shares represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________________ Attorney to
transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

         Dated                , 20    .     X
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                                                                UST Seq. No. 327